UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
150 Third Avenue South, Suite 900, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 7, 2016, Pinnacle Financial Partners, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Filing") reporting, among other things, that the Company's Board of Directors (the "Board") elected each of Ronald L. Samuels, Marty G. Dickens, Joseph C. Galante and David B. Ingram as members of the Board. At the time of the Original Filing, the Board committee assignments of each of Messrs. Samuels, Dickens, Galante and Ingram had not been determined by the Board.
The Company is filing this Current Report on Form 8-K/A (this "Amendment") to report that on July 19, 2016, the Board appointed Mr. Samuels to the Community Affairs Committee and the Trust Committee, Mr. Dickens to the Community Affairs Committee and the Human Resources & Compensation Committee, Mr. Galante to the Community Affairs Committee and the Human Resources & Compensation Committee and Mr. Ingram to the Audit Committee and the Trust Committee, in each case effective as of that date. Other than the preceding sentence, no other disclosure in the Original Filing is amended by this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

	By:	/s/ Harold R. Carpenter
Harold R. Carpenter
Executive Vice President and Chief Financial Officer
Date: July 20, 2016